EXHIBIT 99

FOR RELEASE 6:00 AM ET, July 27, 2017

Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS SECOND QUARTER AND FIRST HALF 2017 RESULTS
Q2 2017 Diluted EPS of $0.43 compared to $0.40 for Q2 2016 and Diluted Loss Per Share of $0.15 for Q1 2017
MOOREFIELD, WV - July 27, 2017 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported second quarter 2017 net income of $5.28 million, or $0.43 per diluted share, compared to $4.24 million, or $0.40 per diluted share, for the second quarter of 2016, representing an increase of 24.4 percent, or 7.5 percent per diluted share.
For the six months ended June 30, 2017, Summit recorded net income of $3.66 million, or $0.32 per diluted share, compared with $8.31 million, or $0.78 per diluted share, for the comparable 2016 six-month period, representing a decrease of 55.9 percent or 59.0 percent per diluted share. The decrease in first half 2017 earnings is principally attributable to a legal settlement during first quarter which reduced earnings by $0.54 per diluted share.
Highlights for Q2 2017 include:

•
Summit completed its acquisition of First Century Bankshares, Inc. (“FCB”) and its subsidiary, First Century Bank, headquartered in Bluefield, West Virginia on April 1, 2017, and converted substantially all its data processing systems to that of Summit’s effective April 21, 2017; accordingly, merger-related expenses of $1.46 million were incurred during Q2 2017 compared to $153,000 during Q2 2016;

•	Total revenues increased 34.3 percent compared to the linked-quarter and 47.3 percent compared to the year ago quarter, principally as result of the acquisition of FCB;

•
Net interest margin increased 41 basis points compared to Q2 2016, and 27 basis points compared to the linked quarter, reflecting FCB’s higher yielding loan portfolio, the impact of increasing short-term interest rates as result of recent FOMC activity and relatively stable funding costs;

•
Loans, excluding mortgage warehouse lines of credit and FCB’s purchased loan portfolio, grew $11.9 million during the quarter, or 3.7 percent (on an annualized basis), and have grown $52.8 million, or 8.6 percent (annualized), year-to-date;

•
Nonperforming assets declined for the nineteenth consecutive quarter. Compared to the linked quarter, nonperforming assets as a percentage of total assets declined from 2.16 percent to 1.78 percent, reaching its lowest level since Q2 2008;

•	Recorded charges of $29,000 to write-down foreclosed properties compared to $259,000 in Q2 2016 and $418,000 in Q1 2017.

H. Charles Maddy, III, President and Chief Executive Officer of Summit, commented, “I am very pleased to report Summit achieved another quarter of solid core operating results highlighted by improvement in our net interest margin and core loan growth. Further, despite the quarter’s challenges of integrating FCB’s banking operations with that of Summit’s, we nonetheless maintained an efficiency ratio well below that of most of our peers. We are demonstrating our ability to successfully execute on a disciplined M&A growth strategy, which we believe will continue to present us with significant opportunities going forward as we seek to be a consistent, high-performing community banking institution.”
FCB Acquisition
On April 1, 2017, Summit completed its acquisition of FCB. Accordingly, FCB’s results of operations are included in Summit’s consolidated results of operation from the date of acquisition, and therefore Summit’s second quarter and first half 2017 results reflect increased levels of average balances, income and expense compared to its second quarter and first half 2016 results.
At consummation, FCB had total assets of $404.8 million, loans of $229.0 million, and deposits of $350.0 million. In addition, our merger-related expenses totaled $1.56 million during first half 2017, with $1.46 million of those expenses incurred during second quarter 2017. Summit recognized net accretion income totaling $285,000 in Q2 2017 related to FCB’s loan fair value acquisition accounting adjustments.
HCB Acquisition
On October 1, 2016, Summit completed its acquisition of Highland County Bankshares, Inc. (“HCB”) and its subsidiary, First & Citizens Bank, headquartered in Monterey, Virginia. Accordingly, HCB’s results of operations are included in Summit’s consolidated results of operation from the date of acquisition, and therefore Summit’s three and six months ended June 30, 2017 results reflect increased levels of average balances, income and expense as compared to the same periods of 2016 results.
At consummation, HCB had total assets of $122.8 million, loans of $60.8 million, and deposits of $106.9 million. Summit recognized net accretion income totaling $59,000 in Q2 2017 and $203,000 in the first half of 2017 related to HCB’s loan fair value acquisition accounting adjustments.
Results from Operations
Total revenue for second quarter 2017 consisting of net interest income and noninterest income, grew 47.3 percent to $21.8 million, principally as result of the FCB and HCB acquisitions, compared to $14.8 million for the second quarter 2016. For the year-to-date period ended June 30, 2017, total revenue was $38.0 million compared to $29.4 million for the same period of 2016, representing a 29.3 percent increase.
For the second quarter of 2017, net interest income was $17.8 million, an increase of 52.1 percent from the $11.7 million reported in the prior-year second quarter and increased $4.2 million compared to the linked quarter. The net interest margin for second quarter 2017 was 3.81 percent compared to 3.40 percent for the year-ago quarter, and 3.54 percent for the linked quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments related to the interest earning assets and interest bearing liabilities acquired from

FCB and HCB, Summit’s net interest margin was 3.72 percent for Q2 2017 and 3.62 percent for first half of 2017.
Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary, trust and wealth management fees and service fee income from community banking activities, for second quarter 2017 was $3.92 million compared to $3.05 million for the comparable period of 2016. Excluding realized securities gains, noninterest income was $3.83 million for second quarter 2017, compared to $2.67 million reported for second quarter 2016 and $2.64 million for the linked quarter.
We recorded a $250,000 provision for loan losses during second quarters 2017 and 2016.
Q2 2017 total noninterest expense increased 65.2% to $13.94 million compared to $8.44 million for the prior-year second quarter principally due to the acquisitions of FCB and HCB. Noninterest expense for the first half of 2017 increased 93.9% compared to the first half of 2016. Summit recorded a $9.9 million charge to resolve fully all litigation with Residential Funding Company, LLC and ResCap Liquidating Trust (collectively “ResCap”) during Q1 2017. Excluding the impact of the ResCap litigation settlement charge, noninterest expense for first half of 2017 increased 35.7 percent to $23.1 million compared to $17.0 million for the first half of 2016, principally as result of the acquisitions of HCB and FCB.
Balance Sheet
At June 30, 2017, total assets were $2.10 billion, an increase of $336.7 million, or 19.1 percent since December 31, 2016. Total loans, net of unearned fees and allowance for loan losses, were $1.54 billion at June 30, 2017, up $230.2 million, or 17.6 percent, from the $1.31 billion reported at year-end 2016. Loans, excluding mortgage warehouse lines of credit and FCB’s purchased loan portfolio, grew $11.9 million during the quarter, or 3.7 percent (on an annualized basis), and have grown $52.8 million, or 8.6 percent (annualized) since year-end 2016.
At June 30, 2017, deposits were $1.61 billion, an increase of $318.4 million, or 24.6 percent, since year end 2016. During first half 2017, checking deposits increased $194.2 million or 47.1 percent, time deposits grew by $88.1 million or 16.1 percent and savings deposits increased $36.1 million or 10.7 percent.
Shareholders’ equity was $193.1 million as of June 30, 2017 compared to $155.4 million at December 31, 2016 and $150.7 million at June 30, 2016. In conjunction with the acquisition of FCB on April 1, 2017, Summit issued 1,537,912 shares of common stock valued at $33.1 million to the former FCB shareholders.
Tangible book value per common share increased to $13.41 at June 30, 2017 compared to $13.20 at December 31, 2016 and $13.40 at June 30, 2016. Summit had 12,299,726 outstanding common shares at Q2 2017 quarter end compared to 10,736,970 at year end 2016.
Asset Quality
As of June 30, 2016, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $37.4 million, or 1.78 percent of assets. This compares to $38.4 million, or 2.16 percent of assets at the linked quarter-end, and $38.7 million, or 2.47 percent of assets, at second quarter-end 2016.
Second quarter 2017 net loan recoveries were $364,000, or 0.09 percent of average loans annualized; while adding $250,000 to the allowance for loan losses through the provision for loan losses. The allowance for loan losses stood at 0.79 percent of total loans at June 30, 2017, compared to 0.88 percent at year-end 2016. If the acquired FCB and HCB loans are excluded, the allowance for loan losses to total loans ratio at June 30, 2017 and December 31, 2016 would have been 0.95 percent and 0.92 percent, respectively.

About the Company
Summit Financial Group, Inc. is a $2.10 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and Southern regions of West Virginia and the Northern, Shenandoah Valley and Southwestern regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates thirty banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q2 2017 vs Q2 2016
	For the Quarter Ended		Percent
Dollars in thousands	6/30/2017	6/30/2016	Change
Condensed Statements of Income
Interest income
Loans, including fees	$19,717	$13,622	44.7%
Securities	2,349	1,656	41.8%
Other	165	5	n/m
Total interest income	22,231	15,283	45.5%
Interest expense
Deposits	2,634	2,154	22.3%
Borrowings	1,749	1,395	25.4%
Total interest expense	4,383	3,549	23.5%

Net interest income	17,848	11,734	52.1%
Provision for loan losses	250	250	—%
Net interest income after provision for loan losses	17,598	11,484	53.2%

Noninterest income
Insurance commissions	988	1,090	-9.4%
Trust and wealth management fees	595	116	412.9%
Service fees related to deposit accounts	1,706	1,059	61.1%
Realized securities gains	90	383	-76.5%
Other income	537	397	35.3%
Total noninterest income	3,916	3,045	28.6%
Noninterest expense
Salaries and employee benefits	6,758	4,764	41.9%
Net occupancy expense	826	512	61.3%
Equipment expense	1,031	686	50.3%
Professional fees	354	429	-17.5%
Amortization of intangibles	429	50	758.0%
FDIC premiums	295	300	-1.7%
Merger-related expense	1,455	153	851.0%
Foreclosed properties expense	122	93	31.2%
Loss (gain) on sales of foreclosed properties	73	(276)	-126.4%
Write-downs of foreclosed properties	29	259	-88.8%
Other expenses	2,564	1,467	74.8%
Total noninterest expense	13,936	8,437	65.2%
Income before income taxes	7,578	6,092	24.4%
Income tax expense	2,300	1,849	24.4%
Net income	$5,278	$4,243	24.4%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q2 2017 vs Q2 2016

	For the Quarter Ended		Percent
	6/30/2017	6/30/2016	Change
Per Share Data
Earnings per common share
Basic	$0.43	$0.40	7.5%
Diluted	$0.43	$0.40	7.5%

Cash dividends	$0.11	$0.10	10.0%

Average common shares outstanding
Basic	12,288,514	10,681,995	15.0%
Diluted	12,299,187	10,701,017	14.9%

Common shares outstanding at period end	12,299,726	10,692,320	15.0%

Performance Ratios
Return on average equity	11.10%	11.49%	-3.4%
Return on average tangible equity	12.95%	12.10%	7.0%
Return on average assets	1.01%	1.10%	-8.2%
Net interest margin	3.81%	3.40%	12.1%
Efficiency ratio (A)	53.00%	55.35%	-4.2%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary -- 2017 vs 2016
	For the Six Months Ended		Percent
Dollars in thousands	6/30/2017	6/30/2016	Change
Condensed Statements of Income
Interest income
Loans, including fees	$35,388	$27,059	30.8%
Securities	4,200	3,382	24.2%
Other	317	7	n/m
Total interest income	39,905	30,448	31.1%
Interest expense
Deposits	5,024	4,324	16.2%
Borrowings	3,404	2,611	30.4%
Total interest expense	8,428	6,935	21.5%
Net interest income	31,477	23,513	33.9%
Provision for loan losses	500	500	—%
Net interest income after provision for loan losses	30,977	23,013	34.6%

Noninterest income
Insurance commissions	1,957	2,013	-2.8%
Trust and wealth management fees	695	232	199.6%
Service fees related to deposit accounts	2,874	2,038	41.0%
Realized securities gains	32	775	-95.9%
Other income	938	794	18.1%
Total noninterest income	6,496	5,852	11.0%
Noninterest expense
Salaries and employee benefits	11,945	9,446	26.5%
Net occupancy expense	1,393	1,051	32.5%
Equipment expense	1,766	1,343	31.5%
Professional fees	639	901	-29.1%
Amortization of intangibles	526	100	426.0%
FDIC premiums	505	600	-15.8%
Merger-related expense	1,564	264	492.4%
Foreclosed properties expense	226	217	4.1%
Gain on sales of foreclosed properties	(83)	(282)	-70.6%
Write-downs of foreclosed properties	447	369	21.1%
Litigation settlement	9,900	—	n/a
Other expenses	4,125	2,982	38.3%
Total noninterest expense	32,953	16,991	93.9%
Income before income taxes	4,520	11,874	-61.9%
Income tax expense	858	3,569	-76.0%
Net income	$3,662	$8,305	-55.9%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary -- 2017 vs 2016

	For the Six Months Ended		Percent
	6/30/2017	6/30/2016	Change
Per Share Data
Earnings per common share
Basic	$0.32	$0.78	-59.0%
Diluted	$0.32	$0.78	-59.0%

Cash dividends	$0.22	$0.20	10.0%

Average common shares outstanding
Basic	11,517,721	10,676,925	7.9%
Diluted	11,559,990	10,685,290	8.2%

Common shares outstanding at period end	12,299,726	10,692,320	15.0%

Performance Ratios
Return on average equity	4.22%	11.29%	-62.6%
Return on average tangible equity	4.78%	11.90%	-59.8%
Return on average assets	0.38%	1.09%	-65.1%
Net interest margin	3.69%	3.45%	7.0%
Efficiency ratio (A)	52.21%	55.63%	-6.1%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Condensed Statements of Income (unaudited)
Interest income
Loans, including fees	$19,717	$15,671	$15,780	$14,142	$13,622
Securities	2,349	1,851	1,796	1,759	1,656
Other	165	152	161	5	5
Total interest income	22,231	17,674	17,737	15,906	15,283
Interest expense
Deposits	2,634	2,390	2,430	2,209	2,154
Borrowings	1,749	1,654	1,850	1,659	1,395
Total interest expense	4,383	4,044	4,280	3,868	3,549

Net interest income	17,848	13,630	13,457	12,038	11,734
Provision for loan losses	250	250	—	—	250
Net interest income after provision for loan losses	17,598	13,380	13,457	12,038	11,484

Noninterest income
Insurance commissions	988	968	992	1,016	1,090
Trust and wealth management fees	595	100	111	252	116
Service fees related to deposit accounts	1,706	1,168	1,194	1,138	1,059
Realized securities gains (losses)	90	(58)	291	61	383
Other income	537	401	410	282	397
Total noninterest income	3,916	2,579	2,998	2,749	3,045
Noninterest expense
Salaries and employee benefits	6,758	5,187	5,308	4,819	4,764
Net occupancy expense	826	567	522	525	512
Equipment expense	1,031	735	700	716	686
Professional fees	354	285	344	270	429
Amortization of intangibles	429	97	97	50	50
FDIC premiums	295	210	75	200	300
Merger-related expenses	1,455	109	588	80	153
Foreclosed properties expense	122	104	97	100	93
Loss (gain) on sales of foreclosed properties	73	(156)	(465)	(168)	(276)
Write-downs of foreclosed properties	29	418	165	134	259
Litigation settlement	—	9,900	—	—	—
Other expenses	2,564	1,560	1,961	1,693	1,467
Total noninterest expense	13,936	19,016	9,392	8,419	8,437
Income (loss) before income taxes	7,578	(3,057)	7,063	6,368	6,092
Income tax expense (benefit)	2,300	(1,441)	2,353	2,087	1,849
Net income (loss)	$5,278	$(1,616)	$4,710	$4,281	$4,243

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Per Share Data
Earnings per common share
Basic	$0.43	$-0.15	$0.44	$0.40	$0.40
Diluted	$0.43	$-0.15	$0.44	$0.40	$0.40

Cash dividends	$0.11	$0.11	$0.10	$0.10	$0.10

Average common shares outstanding
Basic	12,288,514	10,738,365	10,710,164	10,692,423	10,681,995
Diluted	12,299,187	10,738,365	10,762,445	10,727,140	10,701,017

Common shares outstanding at period end	12,299,726	10,750,477	10,736,970	10,701,841	10,692,320

Performance Ratios
Return on average equity	11.10%	-4.11%	12.22%	11.29%	11.49%
Return on average tangible equity	12.95%	-4.51%	13.42%	11.86%	12.10%
Return on average assets	1.01%	-0.37%	1.07%	1.08%	1.10%
Net interest margin	3.81%	3.54%	3.34%	3.32%	3.40%
Efficiency ratio - (A)	53.00%	51.16%	56.67%	53.30%	55.35%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016

Assets
Cash and due from banks	$9,294	$19,326	$4,262	$25,067	$4,161
Interest bearing deposits other banks	44,242	38,895	42,354	9,432	8,897
Securities	336,811	282,028	266,542	262,102	261,633
Loans, net	1,538,083	1,292,915	1,307,862	1,234,605	1,166,723
Property held for sale	23,592	23,491	24,504	24,767	23,425
Premises and equipment, net	33,234	26,377	23,737	21,802	21,405
Goodwill and other intangible assets	28,214	13,587	13,652	7,348	7,398
Cash surrender value of life insurance policies	41,189	39,412	39,143	38,504	38,246
Other assets	40,641	40,411	36,591	34,009	33,293
Total assets	$2,095,300	$1,776,442	$1,758,647	$1,657,636	$1,565,181

Liabilities and Shareholders' Equity
Deposits	$1,613,919	$1,301,241	$1,295,519	$1,156,785	$1,096,545
Short-term borrowings	205,728	228,868	224,461	234,657	205,552
Long-term borrowings and subordinated debentures	65,348	65,804	66,259	93,735	94,214
Other liabilities	17,173	26,910	17,048	18,640	18,201
Shareholders' equity	193,132	153,619	155,360	153,819	150,669
Total liabilities and shareholders' equity	$2,095,300	$1,776,442	$1,758,647	$1,657,636	$1,565,181

Book value per common share	$15.70	$14.29	$14.47	$14.37	$14.09
Tangible book value per common share	$13.41	$13.03	$13.20	$13.69	$13.40
Tangible common equity to tangible assets	8.0%	7.9%	8.1%	8.9%	9.2%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios

	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Summit Financial Group, Inc.
CET1 Risk-based Capital	10.5%	10.3%	10.5%	11.1%	11.5%
Tier 1 Risk-based Capital	11.7%	11.5%	11.8%	12.4%	12.9%
Total Risk Based Capital	12.4%	12.3%	12.6%	13.3%	13.8%
Tier 1 Leverage Ratio	9.2%	9.4%	9.4%	10.4%	10.5%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.6%	11.6%	11.9%	12.5%	13.0%
Tier 1 Risk-based Capital	11.6%	11.6%	11.9%	12.5%	13.0%
Total Risk Based Capital	12.4%	12.4%	12.7%	13.4%	13.9%
Tier 1 Leverage Ratio	9.2%	9.4%	9.5%	10.5%	10.6%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016

Commercial	$176,362	$134,808	$119,088	$110,466	$101,521
Mortgage warehouse lines	35,068	30,217	85,966	108,983	80,282
Commercial real estate
Owner occupied	239,108	217,733	203,047	192,254	190,534
Non-owner occupied	455,439	401,795	381,921	367,196	348,099
Construction and development
Land and development	74,155	68,079	72,042	65,430	65,702
Construction	22,967	16,511	16,584	11,276	8,506
Residential real estate
Non-jumbo	355,546	266,140	265,641	228,777	225,919
Jumbo	63,899	60,780	65,628	57,276	52,105
Home equity	81,192	75,299	74,596	75,161	75,904
Consumer	37,630	24,440	25,534	19,756	19,520
Other	9,049	8,831	9,489	9,649	10,008
Total loans, net of unearned fees	1,550,415	1,304,633	1,319,536	1,246,224	1,178,100
Less allowance for loan losses	12,332	11,718	11,674	11,619	11,377
Loans, net	$1,538,083	$1,292,915	$1,307,862	$1,234,605	$1,166,723

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Non interest bearing checking	$234,173	$152,086	$149,737	$122,652	$120,845
Interest bearing checking	372,327	275,678	262,591	212,172	205,095
Savings	373,439	342,548	337,348	321,563	306,785
Time deposits	633,980	530,929	545,843	500,398	463,820
Total deposits	$1,613,919	$1,301,241	$1,295,519	$1,156,785	$1,096,545

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016

Gross loan charge-offs	$114	$315	$400	$331	$263
Gross loan recoveries	(478)	(108)	(456)	(573)	(75)
Net loan charge-offs (recoveries)	$(364)	$207	$(56)	$(242)	$188

Net loan charge-offs to average loans (annualized)	-0.09%	0.06%	-0.02%	-0.09%	0.07%
Allowance for loan losses	$12,332	$11,718	$11,674	$11,619	$11,377
Allowance for loan losses as a percentage of period end loans	0.79%	0.90%	0.88%	0.93%	0.97%

Nonperforming assets:
Nonperforming loans
Commercial	$786	$226	$298	$846	$399
Commercial real estate	2,051	4,734	4,844	4,867	5,773
Residential construction and development	3,613	3,936	4,465	4,360	5,400
Residential real estate	6,860	5,886	4,815	4,174	3,531
Consumer	391	162	152	169	91
Total nonperforming loans	13,701	14,944	14,574	14,416	15,194
Foreclosed properties
Commercial real estate	2,126	1,749	1,749	1,749	976
Commercial construction and development	7,527	8,276	8,610	8,664	8,708
Residential construction and development	12,402	12,635	13,265	13,741	12,989
Residential real estate	1,537	831	880	613	752
Total foreclosed properties	23,592	23,491	24,504	24,767	23,425
Other repossessed assets	57	12	12	12	38
Total nonperforming assets	$37,350	$38,447	$39,090	$39,195	$38,657

Nonperforming loans to period end loans	0.88%	1.15%	1.10%	1.16%	1.29%
Nonperforming assets to period end assets	1.78%	2.16%	2.22%	2.36%	2.47%

Troubled debt restructurings
Performing	$26,472	$28,183	$28,066	$28,287	$27,750
Nonperforming	464	719	564	863	2,133
Total troubled debt restructurings	$26,936	$28,902	$28,630	$29,150	$29,883

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016

Commercial	$470	$162	$175	$405	$422
Commercial real estate	976	2,758	434	626	214
Construction and development	308	291	552	235	520
Residential real estate	6,943	2,924	5,517	2,941	4,763
Consumer	548	155	375	144	177
Other	49	17	14	13	12
Total	$9,294	$6,307	$7,067	$4,364	$6,108

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q2 2017 vs Q2 2016
	Q2 2017			Q2 2016
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,537,317	$19,550	5.10%	$1,126,519	$13,488	4.82%
Tax-exempt	13,030	257	7.91%	14,554	203	5.61%
Securities
Taxable	214,601	1,330	2.49%	211,624	1,062	2.02%
Tax-exempt	133,130	1,568	4.72%	71,649	900	5.05%
Interest bearing deposits other banks and Federal funds sold	47,937	165	1.38%	9,152	4	0.18%
Total interest earning assets	1,946,015	22,870	4.71%	1,433,498	15,657	4.39%

Noninterest earning assets
Cash & due from banks	10,101			3,752
Premises & equipment	34,441			21,517
Other assets	115,728			89,773
Allowance for loan losses	(11,966)			(11,420)
Total assets	$2,094,319			$1,537,120

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$378,350	$252	0.27%	$205,242	$79	0.15%
Savings deposits	389,847	616	0.63%	295,402	550	0.75%
Time deposits	628,358	1,766	1.13%	471,343	1,526	1.30%
Short-term borrowings	200,209	1,079	2.16%	183,673	419	0.92%
Long-term borrowings and subordinated debentures	65,692	670	4.09%	94,568	975	4.15%
Total interest bearing liabilities	1,662,456	4,383	1.06%	1,250,228	3,549	1.14%

Noninterest bearing liabilities
Demand deposits	221,245			120,118
Other liabilities	20,490			19,044
Total liabilities	1,904,191			1,389,390

Shareholders' equity - common	190,128			147,730
Total liabilities and shareholders' equity	$2,094,319			$1,537,120

NET INTEREST EARNINGS		$18,487			$12,108

NET INTEREST MARGIN			3.81%			3.40%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2017 vs YTD 2016
	YTD 2017			YTD 2016
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,408,566	$35,100	5.03%	$1,107,801	$26,778	4.86%
Tax-exempt	13,161	443	6.79%	15,189	424	5.61%
Securities
Taxable	200,544	2,459	2.47%	210,494	2,146	2.05%
Tax-exempt	114,320	2,678	4.72%	75,482	1,873	4.99%
Interest bearing deposits other banks and Federal funds sold	44,338	317	1.44%	8,621	7	0.16%
Total interest earning assets	1,780,929	40,997	4.64%	1,417,587	31,228	4.43%

Noninterest earning assets
Cash & due from banks	7,298			3,757
Premises & equipment	29,500			21,556
Other assets	106,440			89,708
Allowance for loan losses	(11,864)			(11,491)
Total assets	$1,912,303			$1,521,117

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$320,918	$399	0.25%	$207,487	$162	0.16%
Savings deposits	365,026	1,242	0.69%	286,399	1,055	0.74%
Time deposits	584,767	3,383	1.17%	471,470	3,106	1.32%
Short-term borrowings	198,587	2,073	2.11%	176,111	659	0.75%
Long-term borrowings and subordinated debentures	65,918	1,331	4.07%	94,811	1,952	4.14%
Total interest bearing liabilities	1,535,216	8,428	1.11%	1,236,278	6,934	1.13%

Noninterest bearing liabilities
Demand deposits	184,968			120,291
Other liabilities	18,454			17,485
Total liabilities	1,738,638			1,374,054

Shareholders' equity - common	173,665			147,063
Total liabilities and shareholders' equity	$1,912,303			$1,521,117

NET INTEREST EARNINGS		$32,569			$24,294

NET INTEREST MARGIN			3.69%			3.45%